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                                                                    EXHIBIT 99.1

                         LIBERTY GROUP PUBLISHING, INC.

             Hosts: Ken Serota, President, Chief Executive Officer
                     and Chairman of the Board of Directors

                       Dan Lewis, Chief Financial Officer

                              Date:  May 16, 2003

                              Time:  3:00 p.m. CST

[Introduction by conference call operator--Sherries]

KEN SEROTA:

Good afternoon and welcome to Liberty Group Publishing's conference call covering the 1st quarter of 2003. I'm Ken Serota, President, Chief Executive Officer and Chairman of the Board of Liberty Group Publishing. Joining me on our call is Dan Lewis, Chief Financial Officer.

As in the past, Dan will first review the financial results for the quarter, then I will review some of the recent developments since our last call. We will then open it up to your questions. So with that, let me turn it over to Dan.

DAN LEWIS:

Thank you Ken, and welcome to everyone on the call. Before we begin, we need to remind you that during the course of our discussions we may comment on our expectations regarding certain events in the future or we may comment on our future performance. As you know, certain statements we make during our discussions here today may be considered forward-looking statements, and can only reflect our knowledge and perspective as of today. So please keep in mind that there are a number of variables, such as the economy, competition in our markets and other events, that may change over time and that can cause our future results to be different from what we expect as of today. Please refer to our 2002 10-K filed on March 31, 2003 and our 2003 first quarter 10-Q filed on May 15, 2003 for a more detailed discussion of these variables and investment risks.

In addition, with respect to any reference to EBITDA and other non-GAAP measures on this call, please refer to our website at www.liberty-group.com where you can access our first quarter 10-Q and the relevant reconciliations.

Before I get started on the numbers, let me point out a couple of items. First of all, we recently made a decision to postpone our initial public offering of common stock. As a result, the costs we capitalized in conjunction with the proposed offering were considered impaired. Accordingly, we have taken a charge in our income statement for the first quarter of $2.2 million. Secondly, I should remind everyone that we did not have any acquisitions in 2002, nor have we had any acquisitions in 2003. As a result, our prior period comparisons are on a comparable basis and do not require same property differentiation.

For the quarter ended March 31, 2003, our revenues decreased by $1.2 million or 2.8%. This decrease was essentially due to lower advertising revenues of $1.2 million or 3.6%. In addition, circulation revenue decreased by $0.1 million, or 1.4%, while printing revenues increased by 1.6%.

The shortfall in advertising revenue was primarily due to declines in local display and classified advertising. Advertising results in our community markets were down $0.5 million, or 1.8%, and stem largely from overall softness in our display and classified categories. Our suburban Chicago market accounted for the remaining $0.7 million reduction, which was due primarily to a continued lag in classified recruitment advertising and softness in display advertising.

For the quarter, income from continuing operations decreased by $0.4 million, or 6.2%, from $6.5 million to $6.1 million. The decrease in income from continuing operations was due primarily to lower advertising revenues and higher energy costs, partially offset by lower newsprint, bad debt and amortization expenses.

EBITDA is calculated by Liberty as income from continuing operations excluding depreciation and amortization. For the quarter, EBITDA was $9.7 million, a decrease of $950,000 from prior year. The decrease in EBITDA was due primarily to lower advertising revenues and higher energy costs, partially offset by lower newsprint and bad debt expenses.

For the quarter, newsprint prices were relatively flat when compared to prior year. However, we witnessed favorable price comparisons for the months of January and February versus prior year. As a result, our newsprint expense for the quarter ended March 31, 2003 was down approximately $0.3 million.

Keep in mind, an important differentiation for Liberty from other newspaper companies is that our newsprint prices tend to have less of an impact at our papers because our average community newspaper contains only 8 to 14 pages compared with larger newspapers which have significantly higher page counts. Newsprint costs for Liberty newspapers over the last three full years have been between 5% to 7% of related revenues.

For the quarter, interest expense decreased by $0.4 million from $8.9 million to $8.5 million. The decrease in interest expense was due to lower borrowing levels and interest rates on our amended credit facility, partially offset by an increase in interest expense related to our discount notes.


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Cash interest expense, which is calculated by Liberty as total interest expense less accretion on our discount notes, was $7.3 million for the quarter, up $1.1 million or 17.7%. The increase in cash interest expense was due to establishing a cash interest accrual on our discount notes of $1.7 million, partially offset by lower interest on our amended credit facility of $0.6 million, resulting from lower borrowing levels and interest rates. Prior to January 31st of this year, the discount notes were accreting in value up to their principal amount of $89.0 million at February 1, 2003. On August 1, 2003, these notes begin paying semi-annual interest installments of approximately $5.2 million. At March 31, 2003, the net balance of our revolver and Term Loan B was $23.6 million and $72.1 million, respectively, for a total of $95.7 million. During the quarter ended March 31, 2003, our average cost of borrowing under the revolver and Term Loan B was 4.8%. Our revolver capacity at the end of March was approximately $61 million. Interest expense from our discount notes (excluding amortization of deferred financing charges), which Liberty considers to be non cash interest, was $0.8 million in the quarter down from $2.3 million in the same quarter of 2002. As I mentioned previously, these notes began accumulating cash interest in February of 2003.

We do not expect to have any significant income tax liability for the foreseeable future. However, we do have an assortment of minimum taxes or alternative taxes assessed in several of our 17 states. For the first quarter of 2003, this expense was $0.1 million. In addition, we are required under the accounting rules to routinely evaluate our deferred tax assets and liabilities. In the first quarter of 2003, our assessment resulted in a decrease to the liability and an income tax benefit of $1.6 million, an increase of $1.2 million versus prior year. This benefit has no impact on cash flow.

I should remind everyone that we had several items in last year's first quarter, which have affected our comparisons to this year's results. In the first quarter of 2002, we disposed of six related publications resulting in an after-tax gain of $4.3 million. Also in the first quarter last year, we implemented the accounting standard SFAS No. 142, which resulted in an impairment charge of $1.4 million.

For the quarter, our net loss was $3.1 million compared to a net income of $0.7 million in 2002. The increase in net loss was due primarily to a decrease in income from continuing operations, the write-off of deferred offering costs and the prior year after-tax gain from the disposition, partially offset by the prior year impairment charge from implementing SFAS No. 142, an increase in our income tax benefits and lower overall interest expense.

Our capital outlay for the first quarter of 2003 was $0.5 million or 1.1% of revenue. Before I close, let me briefly mention a few of our ratios:

Our cash interest coverage, which we define as EBITDA for the twelve months ending 3/31/03 divided by cash interest expense for the twelve months ending 3/31/03, is 1.9 times,

Our senior leverage ratio, which we define as our amended credit facility balance at 3/31/03 divided by EBITDA for the twelve months ending 3/31/03, is
2.0 times, With that said, let me turn it back to Ken.

KEN SEROTA:

Thank you Dan. We experienced a challenging first quarter in 2003. The effect of the threat of war and subsequent conflict created a hesitancy in our local advertiser base to fully expand their advertising budgets. But, a closer look at our numbers demonstrates the resiliency and consistency of our small market newspapers. Included among our community newspaper group is our Syracuse Call Center operation which was largely shut down in Q3 of 2002. The remaining operation struggles to regain traction in the difficult arena. This business, which is unrelated to our newspaper operations, accounted for approximately 18% of our comparative EBITDA decline. In addition, we consciously chose the first quarter of 2003 to rebuild our sales team in Chicago which, coupled with the continued absence of meaningful recruitment classified revenue in the Chicago market, is attributable for a significant portion of our revenue and EBITDA decline in this market. Combined, Chicago and Syracuse account for over 75% of our year over year decrease in EBITDA.

I am pleased to report significant progress on the Chicago operations. All regional office managers have been replaced and Ron Wallace, our corporate VP of Advertising, has been permanently assigned to Chicago. While recruitment classified remains soft, our trend to date is not improving over first quarter performance.

The remaining 80 plus percent of our assets, our Community Newspapers, performed admirably in light of the prevailing economic conditions. Revenue comparisons were within 1% of prior year and EBITDA was within 3%. Again, a positive year over year comparison for April and early May

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have us cautiously optimistic for a better Q2 in the Community Division, absent unforeseen economic developments.

As Dan mentioned, we have decided to postpone our planned IPO indefinitely due to market conditions and expense the costs associated with the transaction. Upon advice of our investment bankers, market conditions are not optimal for a small market capitalization IPO at present. We will continue to monitor this situation and take advantage of refinancing or recapitalization opportunities should they arise.

Finally, we have seen an increased level of activity on the transaction front for both large and small newspapers. We are actively engaged in reviewing all opportunities although we have nothing to report at the present time. We continue to focus on our core operations and maximizing value for all our securities holders.

Finally, you will note that effective for 2003, we are no longer disseminating financial results via a press release. We will be posting our SEC filings on our website www.liberty-group.com and notifying the marketplace of any earnings conference calls via a press release. And with that, we will open this up for questions.

[Introduction to Q&A by conference call operator]

(Question and Answer)

MARK ESCHMAN:

Hey guys, I was wondering if you could just address what the landscape looks like in terms of M&A opportunities right now?

KEN SEROTA:

Sure Mark, this is Ken, can you be a little more specific in terms of what you want me to address?

MARK ESCHMAN:

Well both for stand-alone properties and groups of newspapers.

KEN SEROTA:

Ok, I think the level of activity and potential deals in the marketplace now probably haven't been as great in say probably the last 18 months. So I think that both large and smaller group acquisition and disposition opportunities are present in the marketplace. The question as always is at what price and can we as Liberty make the price parameters work with our capital structuring and our desire for returns to our shareholders, bondholders and employees. I'd say there are a lot of things to look at right now.

MARK ESCHMAN:

Have multiples contracted significantly in the last 18 months?

KEN SEROTA:

No, the multiples remain very strong.

NICHOLAS SARCHESE:

Hey guys, just a couple of quick questions. Firstly, given that newsprint prices seem to have edged up in the second quarter, what kind of year over year comps are you expecting on the cost side?

DAN LEWIS:

I think our expectation right now is that there's going to be no real significant change in terms of where we're at right now as it relates to our newsprint prices. We're not considering that there's going to be a dramatic increase in prices.

KEN SEROTA:

Nick, we've taken the opportunity to build inventory at fairly high levels relative to what we do to take advantage of some of the lower prices. In addition, we are now utilizing the Knight-Ridder network for a lot of price negotiations for our purchases, albeit under an informal relationship. All told, I think, if you are trying to model and you wanted to be conservative, I'd go low single digits year over year. The first quarter was a positive comparison. To the extent that that reverses, the first quarter positive should offset any negative, but to be real conservative, I'd go in the low single digits.

NICHOLAS SARCHESE:

And on your other costs, in terms of comparison year over year; whether it be labor, energy or other?

KEN SEROTA:

Labor has trended up a little bit in the first quarter just because it's hard to keep costs down as much as we have for an extended period. Although, as you know from following us as long as you have, to the extent that the revenue is not there we will pull the costs back down. I'm comfortable saying that we'll end up the year flat on expenses.

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NICOLAS SARCHESE:

If I understand you correct on your color on the top line quarter to date, or at least in the second quarter to date, so far you're seeing positive year over year comparisons on the advertising line of both, not only the Community locals but also the Chicago Group?

KEN SEROTA:

No, no, no, positives on the Community side absolutely. The Chicago Group positives relative to the first quarter, but not positives year over year.

NICOLAS SARCHESE:

And circulation and job printing, how are they trending year over year so far?

KEN SEROTA:

Basically flat.

NICOLAS SARCHESE:

Thanks a lot guys.

AARON RICKLESS:

Pretty much all the questions we have have been answered, can you just confirm that all of the total initial principal of the zeros are still outstanding as of today.

KEN SEROTA:

They are.

AARON RICKLESS:

Great, thank you very much.

ERNIE HODGE:

Good Afternoon, Ken, Dan. My question was on classifieds in Chicago. You mentioned that that was part, a major part, of the weakness on the classified side. Can you tell me how that compared to other comps, to other suburban papers, community papers in the area.

KEN SEROTA:

The classifieds for us is largely recruitment and I guess as a point of clarification, we typically do not count auto and real estate within our classified category whereas other companies may so let me give you that caution. But there is just not a lot of employment opportunity in the greater Chicago area right now and to the extent that there is they get filled very quickly.
I would say that our experience is very consistent with what other groups are experiencing in that arena.

ERNIE HODGE:

Ok, and the other question which is on renewal rates and newsstand sales, any color on that?

KEN SEROTA:

Very consistent with prior years.

ERNIE HODGE:

Thank you.

AARON RICKLESS:

Just to follow up a little bit on the printing portion of your business. I know it's a small portion, but can you speak a little bit to why it was actually up year over year. It has been trending down pretty much for all of 2002.

KEN SEROTA:

Yes, I can speak to that. A little bit of the 2002 year over year comparisons was a decline, that we basically elected not to continue a few larger revenue low or no margin jobs on the Community side which reflected in the downward trend, if you will, in 2002 so obviously we don't have that comparison when we look at 2003. In addition, probably our largest print customer, Investors Business Daily, made a shift in some of their circulation strategy and moved more copies to our Chicago printing

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operation in the first quarter than they had been running previously. And in addition, we picked up in the second half of last year a big print job, Pro Football Weekly, which we didn't have in the previous year.

AARON RICKLESS:

So do you expect IBD to keep printing with you in Chicago?

KEN SEROTA:

Yes, we have a long-term contract with IBD.

AARON RICKLESS:

Great, thanks.

KEN SEROTA:

So just to be clear, that contract has been in place for in excess of a year, but the volume has increased.

AARON RICKLESS:

Ok, thank you.

NICOLAS SARCHESE:

I apologize if you mentioned it already, but what was the availability on you revolver subject to your bank covenants?

DAN LEWIS:

Approximately $61 million at the end of March.

NICOLAS SARCHESE:

Ok, thanks.

KEN SEROTA:

We appreciate your continuing for follow Liberty Group and look for good things from Liberty in the future. Thanks again.

[Conclsory remarks by conference call operator]

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